Exhibit 23.1

Consent of Independent Accountant

We hereby consent tot he incorporation by reference of our report, dated January 26, 2000, with respect to the financial statements of Winland Electronics, Inc. (the "Company") included in this Form 10-KSB into the Company's previously filed Registration Statements on Form S-3, no. 333-723, and on Form S-8, No. 33-467, No. 33-81880, No. 33-73328, No. 333-27727, and No. 333-27729.


                                                   /s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
March 29, 2000